As filed with the Securities and Exchange Commission on December 1, 2015

Registration No. 333-200440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL ELECTRIC CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-1500700
(State of incorporation)	(IRS Employer Identification Number)

901 Main Avenue

Norwalk, CT 06851

(203) 840-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred A. Robustelli, Esq.

Associate General Counsel—Treasury

201 High Ridge Road

Stanford, Connecticut 06927

(203) 961-5322

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Corey R. Chivers, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 350-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-200440), registering an indeterminate principal amount of unsecured debt securities, secured senior debt securities and shares of preferred stock, and filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2014 (the “Registration Statement”).

On April 10, 2015, GE announced its plan to realign and reorganize the businesses of the Registrant (the “Reorganization”). In connection with the Reorganization, effective December 2, 2015, the Registrant will merge with and into GE (the “Merger”). As a result of the Merger, the Registrant is terminating all offerings of securities pursuant to the Registration Statement.

In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 1st day of December, 2015.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Daniel C. Janki
Name:	Daniel C. Janki
Title:	Senior Vice President, Corporate Treasury and Global Funding Operation

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Keith S. Sherin	Director, Chief Executive Officer & President (Principal Executive Officer)	December 1,2015

* Robert C. Green	Director and Chief Financial Officer (Principal Financial Officer)	December 1,2015

* Walter F. Ielusic	Senior Vice President and Controller (Principal Accounting Officer)	December 1,2015

*	Director	December 1,2015
Jeffrey S. Borenstein

*	Director	December 1,2015
Thomas C. Gentile

*	Director	December 1,2015
Jeffrey R. Immelt

/s/ Daniel C. Janki Daniel C. Janki	As Attorney-In-Fact for the individuals noted above with an asterisk	December 1,2015